SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported): October 3, 2001
                                                  (October 3, 2001)


                             UNILAB CORPORATION

           (Exact name of registrant as specified in its charter)


     Delaware                     1-11839                  95-4415490
(State or other           (Commission File Number)       (I.R.S. Employer
jurisdiction of                                          Identification No.)
incorporation)


         18448 Oxnard Street
         Tarzana, California                                   91356
(Address of principal executive offices)                      (Zip Code)


                               (818) 996-7300
             Registrant's telephone number, including area code


                                    N/A

       (Former name or former address, if changed since last report)




ITEM 9.  REGULATION FD DISCLOSURE

         Based on currently available information, we estimate that our revenue for the three months ended September 30, 2001 will be approximately $99.0 million as compared to $87.6 million for the three months ended September 30, 2000, an increase of approximately $11.4 million. Exclusive of acquired businesses, we estimate that revenue increased approximately $9.3 million primarily as a result of an estimated 2.5% increase in pricing and an estimated 8% increase in volume for the third quarter compared to the third quarter of 2000. We estimate that our EBITDA for the three months ended September 30, 2001 will be approximately $21.0 million as compared to $17.6 million for the three months ended September 30, 2000. Revenue and EBITDA for the quarter continued to be favorably affected by, among other things, conversion to higher revenue Thin Prep Pap Smear technology. We currently anticipate that the Thin Prep Pap Smear test will account for approximately one-half of all Pap Smear tests performed by us by the end of 2001.

         We continue to evaluate and pursue selective acquisitions, both within and outside of California. We are currently engaged in three separate and unrelated discussions concerning possible acquisitions. We are in negotiations with these three entities but have not entered into any agreement in principle with respect to any of these possible acquisitions.

                                   * * *

         Some of the statements above are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21B of the Securities Exchange Act of 1934, as amended. We generally identify forward-looking statements by using words like "estimate" and "believe" or similar expressions. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those expressed or implied by these forward-looking statements. Except as required by applicable law, including the securities laws of the United States, and the rules and regulations of the Securities and Exchange Commission, we do not plan to publicly update or revise any forward-looking statements after we distribute this Form 8-K, whether as a result of any new information, future events or otherwise.


                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    UNILAB CORPORATION
                                           (Registrant)


                                    By:  /s/ David W. Gee
                                         ---------------------
                                         Name:   David W. Gee
                                         Title:  Executive Vice President,
                                         Secretary and General Counsel

Dated October 3, 2001